FORM OF

AMENDMENT NUMBER TWO TO THE

AMENDED AND RESTATED TRANSFER AGENCY AND SERVICE AGREEMENT

This AMENDMENT (this “Amendment”), dated February 28, 2022, amends that certain Amended and Restated Transfer Agency Agreement (the “Agreement”), dated February 28, 2020, as may be amended from time to time, by and among The Hartford Mutual Funds, Inc. and The Hartford Mutual Funds II, Inc., each, a Maryland corporation, and Hartford Schroders Opportunistic Income Fund (the “Interval Fund”), a Delaware statutory trust (together with The Hartford Mutual Funds, Inc. and The Hartford Mutual Funds II, Inc., the “Funds”), each having its principal office and place of business at 690 Lee Road, Wayne, PA 19087, and Hartford Administrative Services Company (“HASCO”), a Minnesota corporation and a wholly subsidiary of Hartford Funds Management Group, Inc., a Delaware corporation, each of which has its principal office and place of business at 690 Lee Road, Wayne, PA 19087.

WHEREAS, the Funds and HASCO desire to amend the Agreement to: (i) reflect the liquidation of the Interval Fund; (ii) revise the exclusion threshold set forth under Section 2 of Schedule B; (iii) reduce the profit margin set forth under Section 5 of Schedule B; and (iv) revise the contractual expense limitation arrangements set forth under Schedule C (Transfer Agency Fee and Expense Limitations by Share Class) to the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Funds and HASCO agree as follows:

1.	Effective October 31, 2021, the Interval Fund shall be removed as a party to the Agreement and all references to the Interval Fund in the Agreement as deleted.

2.	Effective July 1, 2021, Section 2 of Schedule B is deleted in its entirety and replaced with the following:

2.

Exclusions from Sub-TA Payments. Notwithstanding anything to the contrary under the Agreement, for purposes of this Schedule B, the term Sub-TA Payments with respect to payments made with respect to any class of shares, other than Class R3, Class R4, or Class R5, to any Financial Intermediary shall exclude the portion of such payments that are: (i) more than $18 per account where the Financial Intermediary invoices HASCO based on the number of accounts for which the Financial Intermediary provides Financial Intermediary Services; or (ii) more than 0.12% (12 basis points) per annum of the average daily net asset value of the Shares held by the Financial Intermediary, where the Financial Intermediary invoices HASCO based on a percentage of assets held by the Financial Intermediary for providing Financial Intermediary Services. For the avoidance of doubt, in all cases and regardless of share class, Financial Intermediary Services expressly exclude distribution-related services and Sub-TA Payments expressly exclude any payments that directly or indirectly finance distribution-related services or activities.

3.	Effective May 1, 2021, Section 5 of Schedule B is deleted in its entirety and replaced with the following:

5.

Transfer Agency Fee Payable by the Funds. The fee payable to HASCO by the Funds, other than the Interval Fund, shall be the lesser of the “Invoice Amount” or the “Specified Amount,” as those terms are defined below, and with respect to the Interval Fund, the fee payable to HASCO shall be equal to the “Invoice Amount” (the “TA Fee”):

a.	The “Invoice Amount” shall equal:

(1)	The sum of: (i) DST Transfer Agency Expenses; (ii) DST License Fees; (iii) DSTO Fees and Expenses; (iv) Sub-TA Payments; and (v) Allocated Expenses;

(2)	minus the amount of Other TA Revenue (the “Base Rate”); plus

(3)

a margin of 9% (9 percent) of the amount equal to (i) the Base Rate minus (ii) the amount of Sub-TA Payments made by HASCO to Financial Intermediaries for providing Financial Intermediary Services for accounts holding Class R3, Class R4 or Class R5 shares.

b.	The “Specified Amount” shall equal the amount set forth on Schedule C.

4.	Effective March 1, 2022, Schedule C of the Agreement is deleted in its entirety and replaced with Schedule C attached hereto.

5.	All other terms of the Agreement shall remain in full force and effect.

6.	This Amendment may be executed by the parties hereto on any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

THE HARTFORD MUTUAL FUNDS, INC.
Severally, on behalf of their respective Series of Shares,

BY:
Name:	Thomas R. Phillips
Title:	Vice President and Secretary

THE HARTFORD MUTUAL FUNDS II, INC.
Severally, on behalf of their respective Series of Shares,

BY:
Name:	Thomas R. Phillips
Title:	Vice President and Secretary

HARTFORD SCHRODERS OPPORTUNISTIC INCOME FUND

BY:
Name:	Thomas R. Phillips
Title:	Vice President and Secretary

HARTFORD ADMINISTRATIVE SERVICES COMPANY

BY:
Name:	Gregory A. Frost
Title:	Chief Financial Officer

SCHEDULE C

TRANSFER AGENCY FEE AND EXPENSE LIMITATIONS BY SHARE CLASS

This Schedule C, as may be amended from time to time, is incorporated into that certain Amended and Restated Transfer Agency and Service Agreement, dated February 28, 2020, by and between the Funds and HASCO (as defined in the Agreement). Capitalized terms used but not defined on this Schedule C have the meanings given to such terms in the Agreement.

For purposes calculating the TA Fee, as defined under Section 5 on Schedule B, the following amounts shall equal the Specified Amount, as defined under Section 5.b on Schedule B:

1.	Subject to the provisions of Sections 2 and 3 below, the Specified Amount by Share Class is equal to:

Share Class	Percentage of Average Daily Net Assets
Class A:	0.250% (25 bps)
Class C:	0.250% (25 bps)
Class I:	0.200% (20 bps)
Class Y:	0.110% (11 bps)
Class F:	0.004% (0.4 bps)
Class SDR:	0.004% (0.4 bps)
Class T:	0.250% (25 bps)[1]
Class R3:	0.220% (22 bps)
Class R4:	0.170% (17 bps)
Class R5:	0.120% (12 bps)
Class R6:	0.004% (0.4 bps)

2.

Class I TA Fee Cap: For the period March 1, 2022, through February 28, 2023, HASCO has agreed to waive its TA Fee and/or reimburse transfer agency-related expenses to the extent necessary to ensure that the Class I TA Fee payable by each Fund listed in Table 2 below does not exceed the amount specified in Table 2 (the “Class I TA Fee Cap”). The terms of the Class I TA Fee Cap is contractually binding on HASCO and any portion of the Class I TA Fee waived by HASCO as a result of the Class I TA Fee Cap shall not be subject to any recoupment by HASCO. The terms of the Class I TA Fee Cap contractual arrangement may be amended only by mutual written agreement between the Funds (upon the approval of the Board) and HASCO. For the avoidance of doubt, for the period March 1, 2022, through February 28, 2023, the Class I TA Fee payable by each Fund listed on Table 2 below shall equal to the lesser of: (i) the Invoice Amount (as that term is defined on Schedule B to the Agreement); (ii) the Specified Amount listed in Section 1 above; or (iii) the Class I TA Fee Cap listed on Table 2 below.

Table 1: Class I TA Cap

Fund	Class I TA Fee Shall Not Exceed the Annual Rate of:

Hartford International Value Fund	0.090% (9 bps)

[1]

As of the effective date of this Agreement, the Funds do not offer Class T shares. The reference to Class T shares on this Schedule C is merely for future reference in case the Funds commence a public offering of Class T shares.

Table 1: Class I TA Cap

Fund	Class I TA Fee Shall Not Exceed the Annual Rate of:

The Hartford MidCap Fund	0.120% (12 bps)

3.

Class Y TA Fee Cap: For the period March 1, 2022, through February 28, 2023, HASCO has agreed to waive its TA Fee and/or reimburse transfer agency-related expenses to the extent necessary to ensure that the Class Y TA Fee payable by each Fund listed in Table 2 below does not exceed the amount specified in Table 2 (the “Class Y TA Fee Cap”). The terms of the Class Y TA Fee Cap is contractually binding on HASCO and any portion of the Class Y TA Fee waived by HASCO as a result of the Class Y TA Fee Cap shall not be subject to any recoupment by HASCO. The terms of the Class Y TA Fee Cap contractual arrangement may be amended only by mutual written agreement between the Funds (upon the approval of the Board) and HASCO. For the avoidance of doubt, for the period March 1, 2022, through February 28, 2023, the Class Y TA Fee payable by each Fund listed on Table 2 below shall equal to the lesser of: (i) the Invoice Amount (as that term is defined on Schedule B to the Agreement); (ii) the Specified Amount listed in Section 1 above; or (iii) the Class Y TA Fee Cap listed on Table 2 below.

Table 2: Class Y TA Cap

Fund	Class Y TA Fee Shall Not Exceed the Annual Rate of:

The Hartford Dividend and Growth Fund	0.060% (6 bps)

The Hartford International Opportunities Fund	0.080% (8 bps)

Hartford Schroders International Multi-Cap Value Fund	0.090% (9 bps)

The Hartford MidCap Fund	0.060% (6 bps)

The Hartford Small Cap Growth Fund	0.070% (7 bps)